UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

          Date of report (Date of Earliest Event Reported: (10-18-2001)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
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               (Exact name of registrant specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

              1-3754                             38-0572512
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        (Commission File No.)           (I.R.S. Employer Identification No.)

              200 Renaissance Center, Detroit, Michigan 48265-2000
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                                  313-665-6266
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              (Registrant's telephone number, including area code)

                     GMAC 3RD QUARTER 2001 EARNINGS SUMMARY

     General Motors Acceptance Corporation (GMAC) earned consolidated net income in the third quarter of 2001 of $437 million, up 9% from the $401 million earned in the third quarter of 2000. These earnings represent a record third quarter for GMAC. Net income for the first nine months of 2001 was $1,351 million, up 13% from the $1,193 million reported in the same period a year ago.

     For the quarter, net income from financing operations totaled $310 million, up 14% from the $272 million earned in the same period of 2000. The strong results can be attributed to higher asset levels and the positive impact of lower short-term interest rates, which were only partially offset by higher credit losses and lower off-lease residual values.

     GMAC Insurance Holdings, Inc. generated net income of $49 million in the third quarter of 2001, down 2% from the $50 million earned in the same period of 2000. Improved underwriting results were offset by lower capital gains reflecting general weakness in the equity markets.

     GMAC Mortgage Group, Inc. earned $78 million in the third quarter of 2001, virtually unchanged from the same period last year. Origination volume in both the residential and commercial mortgage sectors grew at record pace.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.


                                   GENERAL MOTORS ACCEPTANCE CORPORATION
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                                              (Registrant)


Dated:  October 18, 2001           By  s/  GERALD E. GROSS
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                                          (Gerald E. Gross, Controller)